PRESS RELEASE

The Art Boutique, Inc.: Engagement of Placement Agent

The Company has engaged Network Plus Limited ("Placement Agent") to act as the company's placement agent pursuant to an engagement letter ("Engagement Letter") dated 31st October 2003 and accepted by the Company on November 3, 2003. Under the terms of the Engagement Letter, the Placement Agent has agreed to seek to complete, on a best efforts basis, a subscription or subscriptions (each a "Sub-scription") by investor(s) of up to 8,000,000 new shares of the Company's common stock in aggregate at the subscription price per share of at least $0.05.

In the event where a Subscription involving the Company and an investor is completed at any time during the period of engagement under the Engagement Letter, which runs from November 3, 2003 until the expiry of 3 months there-after, the Company shall pay to the Placement Agent a fee equivalent to 10% of the gross cash proceeds received by the Company pursuant to such Subscription. The Company has further agreed to indemnify the Placement Agent and other persons related to the Placement Agent with respect to certain losses, claims, damages or liabilities as set out under the Engagement Letter.

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks, uncertainties and other factors, including without limitation to economic and political factors and regulatory matters, that could cause the actual outcome to differ materially from those projected or suggested in the forward looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to the forward-looking statements contained herein to reflect future events or developments. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualifications under the securities laws of any such state.

                                      The Art Boutique, Inc.


                                      By:  /s/ Lui Chi Ho Ronald
                                           -------------------------------------
                                           Name: Lui Chi Ho Ronald
                                           Title: Director
                                           Date: